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                                                                      EX-99.B6AI
                                                         Exhibit 24 (B)(6)(a)(i)

                            VOYAGEUR INVESTMENT TRUST

                             DISTRIBUTION AGREEMENT

                 THIS AGREEMENT is made and entered into as of this 1st day of March, 1997 by and between Voyageur Investment Trust, a Massachusetts business trust (the "Trust"), for and on behalf of each series (each series is referred to hereinafter as a "Fund") and Delaware Distributors, L.P., a Delaware limited partnership ("DDLP"). This Agreement shall apply to each class of shares offered by the following Funds:

                 Voyageur California Insured Tax Free Fund (currently offering Classes A, B and C shares)
                 Voyageur Florida Insured Tax Free Fund (currently offering Classes A, B and C shares)
                 Voyageur Kansas Tax Free Fund (currently offering Classes A, B and C shares)

                 Voyageur Missouri Insured Tax Free Fund (currently offering Classes A, B and C shares)
                 Voyageur New Mexico Tax Free Fund (currently offering Classes A, B and C shares)
                 Voyageur Oregon Insured Tax Free Fund (currently offering Classes A, B and C shares)
                 Voyageur Utah Tax Free Fund (currently offering Classes A, B and C shares)

                 Voyageur Washington Insured Tax Free Fund (currently offering Classes A, B and C shares)
                 Voyaguer Florida Tax Free Fund (currently offering Classes A, B and C shares)


                                   WITNESSETH:

                 WHEREAS, Voyageur Fund Distributors, Inc. ("VFD") currently serves as the principal underwriter of the shares of each series of the Trust and of the shares of the other registered open-end investment companies within the Voyageur mutual fund complex (the "Voyageur Funds"); and

                 WHEREAS, on January 15, 1997, the indirect owners of VFD entered into an Agreement and Plan of Merger with Lincoln National Corporation ("LNC") which, when consummated (the consummation of such agreement is referred to herein as the "Merger"), will result in LNC's indirect ownership of, among others, VFD and its parent company, Voyageur Fund Managers, Inc., the investment adviser and administrator for the Voyageur Funds; and

                 WHEREAS, to facilitate additional sales of shares of the Funds in anticipation of the Merger, the Board of Trustees of the Trust has determined that the Trust should enter into a distribution agreement with DDLP under which DDLP will serve as co-underwriter of such shares along with VFD, which currently serves as the sole principal underwriter of such shares (VFD and DDLP may hereinafter be referred to as the "Co-Underwriters").

                 NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.               UNDERWRITING SERVICES

                 The Trust, on behalf of each Fund, hereby engages DDLP, and DDLP hereby agrees to act, as co-underwriter for each Fund in the sale and distribution of the shares of each class of such Fund to the public, either through dealers or otherwise. DDLP agrees to offer such shares for sale at all times when such shares are available for sale and may lawfully be offered for sale and sold.

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2.               SALE OF SHARES

                 The shares of each Fund are to be sold only on the following terms:

                 (a) All subscriptions, offers, or sales shall be subject to acceptance or rejection by the Trust. Any offer for or sale of shares shall be conclusively presumed to have been accepted by the Trust if the Trust shall fail to notify DDLP of the rejection of such offer or sale prior to the computation of the net asset value of such shares next following receipt by the Trust of notice of such offer or sale.

                 (b) No share of a Fund shall be sold by DDLP (i) for any consideration other than cash or, pursuant to any exchange privilege provided for by the applicable currently effective Prospectus or Statement of Additional Information (hereinafter referred to collectively as the "Prospectus"), shares of any other Voyageur Fund, or (ii) except in instances otherwise provided for by the applicable currently effective Prospectus, for any amount less than the public offering price per share, which shall be determined in accordance with the applicable currently effective Prospectus.

                 (c) In connection with certain sales of shares, a contingent deferred sales charge will be imposed in the event of a redemption transaction occurring within a certain period of time following such a purchase, as described in the applicable currently effective Prospectus.

                 (d) The front-end sales charge, if any, for any class of shares of a Fund may, at the discretion of the Trust and the Co-Underwriters, be reduced or eliminated as permitted by the Investment Company Act of 1940, and the rules and regulations thereunder, as they may be amended from time to time (the "1940 Act"), provided that such reduction or elimination shall be set forth in the Prospectus for such class, and provided that the Trust shall in no event receive for any shares sold an amount less than the net asset value thereof. In addition, any contingent deferred sales charge for any class of shares of a Fund may, at the discretion of the Trust and the Co-Underwriters, be reduced or eliminated in accordance with the terms of an exemptive order received from, or any applicable rule or rules promulgated by, the Securities and Exchange Commission, provided that such reduction or elimination shall be set forth in the Prospectus for such class of shares.

                 (e) DDLP shall require any securities dealer entering into a selected dealer agreement with DDLP to disclose to prospective investors the existence of all available classes of shares of a Fund and to determine the suitability of each available class as an investment for each such prospective investor.

3.               QUALIFICATION OF SHARES

                 The Trust agrees to make prompt and reasonable efforts to effect and keep in effect, at its expense, the qualification of each Fund's shares for sale in such jurisdictions as the Trust may designate.

4.               INFORMATION TO BE FURNISHED TO DDLP

                 The Trust agrees that it will furnish DDLP with such information with respect to the affairs and accounts of the Trust (and each Fund or class thereof) as DDLP may from time to time reasonably require, and further agrees that DDLP, at all reasonable times, shall be permitted to inspect the books and records of the Trust.

5.               ALLOCATION OF EXPENSES

                 During the period of this Agreement, the Trust shall pay or cause to be paid all expenses, costs and fees incurred by the Trust which are not assumed by DDLP and/or VFD. VFD has agreed to provide, and pay costs which it incurs in connection with providing, administrative or accounting services to shareholders of each Fund (such costs are referred to as "Shareholder Servicing Costs"). DDLP may provide such services and pay Shareholder Servicing Costs associated therewith to the extent agreed to from time to time by DDLP and VFD. Shareholder Servicing Costs include all expenses of DDLP or VFD, as the case may be, incurred in connection with providing administrative or accounting services to shareholders of each Fund, including, but not limited to, an allocation of overhead of DDLP or VFD and payments made to persons, including employees of DDLP or VFD, who respond to inquiries of shareholders regarding their ownership of Fund shares, or who provide other administrative or accounting services not otherwise required to be provided by the applicable Fund's investment adviser or transfer agent. VFD has also agreed to pay all costs of distributing the shares of each

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Fund ("Distribution Expenses"). DDLP may pay all or a portion of the
Distribution Expenses as agreed to from time to time by DDLP and VFD. Distribution Expenses include, but are not limited to, initial and ongoing sales compensation (in addition to sales loads) paid to investment executives of DDLP or VFD, as the case may be, and to other broker-dealers and participating financial institutions; expenses incurred in the printing of prospectuses, statements of additional information and reports used for sales purposes; expenses of preparation and distribution of sales literature; expenses of advertising of any type; an allocation of the overhead of DDLP or VFD, as the case may be; payments to and expenses of persons who provide support services in connection with the distribution of Fund shares; and other distribution-related expenses.

6.               COMPENSATION TO DDLP

                 As compensation for all of its services provided and its costs assumed under this Agreement, DDLP shall receive the following forms and amounts of compensation:

                 (a) DDLP shall, as agreed to from time to time with VFD and as permitted by applicable law or regulation, be entitled to receive or retain any front-end sales charge imposed in connection with sales of shares of each Fund, as set forth in the applicable current Prospectus. Up to the entire amount of such front-end sales charge may be reallowed by DDLP to broker-dealers and participating financial institutions in connection with their sale of Fund shares. The amount of the front-end sales charge (if any) may be retained or deducted by DDLP from any sums received by it in payment for shares so sold. If such amount is not deducted by DDLP from such payments, such amount shall be paid to DDLP by the Trust not later than five business days after the close of any calendar quarter during which any such sales were made by DDLP and payment received by the Trust.

                 (b) DDLP shall, as agreed to from time to time with VFD and as permitted by applicable law or regulation, be entitled to receive or retain any contingent deferred sales charge imposed in connection with any redemption of shares of each Fund, as set forth in the applicable current Prospectus.

                 (c) Pursuant to the Trust's Plan of Distribution adopted in accordance with Rule 12b-1 under the 1940 Act (the "Plan"):

                                        (i) Class A of each Fund is obligated to
                 pay DDLP and/or VFD, as agreed to from time to time by such parties and as permitted by applicable law or regulation, a total fee in connection with the servicing of shareholder accounts of such class and in connection with distribution-related services provided in respect of such class, calculated and payable quarterly, at the annual rate of .25% of the value of the average daily net assets of such class. All or any portion of such total fee may be payable as a Shareholder Servicing Fee, and all or any portion of such total fee may be payable as a Distribution Fee, as determined from time to time by the Trust's Board of Trustees. Until further action by the Board of Trustees, all of such fee shall be designated and payable as a Shareholder Servicing Fee.

                                        (ii) Class B of each Fund is obligated
                 to pay DDLP and/or VFD, as agreed to from time to time by such parties and as permitted by applicable law or regulation, a total fee in connection with servicing of shareholder accounts of such Class and in connection with distribution-related services provided in respect of such Class, calculated and payable quarterly, at the annual rate of 1.00% of the value of the average daily net assets of such Class. All or any portion of such total fee may be payable as a Shareholder Servicing Fee, and all or any portion of such total fee may be payable as a Distribution Fee, as determined from time to time by the Trust's Board of Trustees. Until further action by the Board of Trustees, a portion of such total fee equal to .25% per annum of Class B's average net assets shall be designated and payable as a Shareholder Servicing Fee and the remainder of such fee shall be designated as a Distribution Fee.

                                        (iii) Class C of each Fund is obligated
                 to pay DDLP and/or VFD, as agreed to from time to time by such parties and as permitted by applicable law or regulation, a total fee in connection with the servicing of shareholder accounts of such class and in connection with distribution-related services provided in respect of such class, calculated and payable quarterly, at the annual rate of 1.00% of the value of the average daily net assets of such class. All or any portion of such total fee may be payable as a Shareholder Servicing Fee, and all or any portion of such total fee may be payable as a Distribution Fee, as determined from time to time by the Trust's Board of Trustees. Until further action by the Board of Trustees, a portion of

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                 such total fee equal to .25% per annum of the average daily net assets of such class shall be designated and payable as a Shareholder Servicing Fee and the remainder of such fee shall be designated as a Distribution Fee.

                 Average daily net assets shall be computed in accordance with the applicable currently effective Prospectus. Amounts payable under the Plan may exceed or be less than actual Distribution Expenses and Shareholder Servicing Costs. In the event such Distribution Expenses and Shareholder Servicing Costs exceed amounts payable under the Plan, DDLP shall not be entitled to reimbursement by the Trust.

                 (d) In each year during which this Agreement remains in effect, DDLP, as agreed to from time to time with VFD, will prepare and furnish to the Board of Trustees of the Trust, and the Board will review, on a quarterly basis, written reports complying with the requirements of Rule 12b-1 under the 1940 Act that set forth the amounts expended under this Agreement and the Plan, on a class by class basis as applicable, and the purposes for which those expenditures were made.

7.               LIMITATION OF DDLP'S AUTHORITY

                 DDLP shall be deemed to be an independent contractor and, except as specifically provided or authorized herein, shall have no authority to act for or represent any Fund or the Trust.

8.               SUBSCRIPTION FOR SHARES--REFUND FOR CANCELLED ORDERS

                 DDLP shall subscribe for the shares of a Fund only for the purpose of covering purchase orders already received by it or for the purpose of investment for its own account. In the event that an order for the purchase of shares of a Fund is placed with DDLP by a customer or dealer and subsequently cancelled, DDLP shall forthwith cancel the subscription for such shares entered on the books of the Fund, and, if DDLP has paid the Fund for such shares, shall be entitled to receive from the Fund in refund of such payment the lesser of:

                 (a) the consideration received by the Fund for said shares; or

                 (b) the net asset value of such shares at the time of cancellation by DDLP.

9.               INDEMNIFICATION OF THE TRUST

                 DDLP agrees to indemnify each Fund and the Trust against any and all litigation and other legal proceedings of any kind or nature and against any liability, judgment, cost, or penalty imposed as a result of such litigation or proceedings in any way arising out of or in connection with the sale or distribution of the shares of such Fund by DDLP. In the event of the threat or institution of any such litigation or legal proceedings against any Fund, DDLP shall defend such action on behalf of the Fund or the Trust at DDLP's own expense, and shall pay any such liability, judgment, cost, or penalty resulting therefrom, whether imposed by legal authority or agreed upon by way of compromise and settlement; provided, however, DDLP shall not be required to pay or reimburse a Fund for any liability, judgment, cost, or penalty incurred as a result of information supplied by, or as the result of the omission to supply information by, the Trust to DDLP, or to DDLP by a trustee, officer, or employee of the Trust who is not an "interested person," as defined in the provisions of the 1940 Act, of DDLP, unless the information so supplied or omitted was available to DDLP without recourse to the Fund or the Trust or any such person referred to above.

10.              FREEDOM TO DEAL WITH THIRD PARTIES

                 DDLP shall be free to render to others services of a nature either similar to or different from those rendered under this contract, except such as may impair its performance of the services and duties to be rendered by it hereunder.


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11.              EFFECTIVE DATE, DURATION AND TERMINATION OF AGREEMENT

                 (a) The effective date of this Agreement is set forth in the first paragraph of this Agreement. Unless sooner terminated as hereinafter provided, this Agreement shall continue in effect for a period of one year after the date of its execution, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by a vote of the Board of Trustees of the Trust, and of the trustees who are not "interested persons" (as defined in the provisions of the 1940 Act) of the Trust and have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan (including, without limitation, this Agreement), cast in person at a meeting called for the purpose of voting on this Agreement. Notwithstanding the preceding sentence, this Agreement shall terminate at 11:59 p.m., Philadelphia time, on June 30, 1997, if the Merger has not been consummated by such date, unless otherwise agreed by the parties.

                 (b) This Agreement may be terminated at any time with respect to any Fund or class thereof, without the payment of any penalty, by the vote of a majority of the members of the Board of Trustees of the Trust who are not "interested persons" (as defined in the provisions of the 1940 Act) of the Trust and have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan (including, without limitation, this Agreement), or by the vote of a majority of the outstanding voting securities of such Fund (or class thereof), or by DDLP, upon 60 days' written notice to the other party.

                 (c) This Agreement shall automatically terminate in the event of its "assignment" (as defined by the provisions of the 1940 Act).

                 (d) Wherever referred to in this Agreement, the vote or approval of the holders of a majority of the outstanding voting securities of a Fund (or class thereof) shall mean the lesser of (i) the vote of 67% or more of the voting securities of such Fund (or class thereof) present at a regular or special meeting of shareholders duly called, if more than 50% of the Fund's (or class's, as applicable) outstanding voting securities are present or represented by proxy, or (ii) the vote of more than 50% of the outstanding voting securities of such Fund (or class thereof).

12.              AMENDMENTS TO AGREEMENT

                 No material amendment to this Agreement shall be effective until approved by DDLP and by vote of a majority of the Board of Trustees of the Trust who are not interested persons of the Trust or DDLP.

13.              NOTICES

                 Any notice under this Agreement shall be in writing, addressed, delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for receipt of such notice.


14.              SPECIAL NOTICE

                 A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice hereby is given that this Agreement was executed and delivered on behalf of the Trust by a duly authorized officer of the Trust in such person's capacity as an officer of the Trust, and not individually, and the obligations of the Trust under this Agreement are not binding upon any of the officers, trustees or shareholders of the Trust individually, but are binding only upon the assets and property of the applicable Funds (or Class or Classes thereof) of the Trust for the benefit of which the trustees have authorized that this Agreement be executed and delivered.

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                 IN WITNESS WHEREOF, the Trust and DDLP have caused this
Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                              VOYAGEUR INVESTMENT TRUST


   By   /s/Thomas J. Abood
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        Its  Secretary
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                                              DELAWARE DISTRIBUTORS, L.P.



   By  /s/ Winthrop S. Jessup
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       Its  Vice Chairman
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